EX-99.906CERT

SteelPath MLP Funds Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

William F. Glavin, Jr., Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of SteelPath MLP Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended 11/30/2012 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

SteelPath MLP Funds Trust	SteelPath MLP Funds Trust

/s/ William F. Glavin, Jr.	/s/ Brian W. Wixted
William F. Glavin, Jr.	Brian W. Wixted

Date: 1/9/2013	Date: 1/9/2013